                     [FORM OF ENERGYNORTH, INC. PROXY CARD]

                            [ENERGYNORTH, INC. LOGO]

PROXY                                                                      PROXY

                  Proxy for the Annual Meeting of Stockholders
                         To be Held on [       ], 2000

                      THIS PROXY IS SOLICITED ON BEHALF OF
                     THE BOARD OF DIRECTORS OF THE COMPANY

   The undersigned, revoking all prior proxies, hereby appoint(s) Robert R. Giordano and Michelle L. Chicoine, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of EnergyNorth, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of
the Company to be held at [   ], on [       ], 2000 at [ :00 a.m.], local time,
and at any adjournment or adjournments thereof.

   In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted "FOR" proposals 1, 2 and 3. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised.

1. To approve the merger of the Company with a wholly-owned subsidiary of Eastern Enterprises by approving the Agreement and Plan of Reorganization dated as of July 14, 1999, as amended by Amendment No. 1 dated as of November 4, 1999, attached to the accompanying proxy statement/prospectus as Annex A.

                    [_]              [_]              [_]
                    FOR            AGAINST          ABSTAIN

2. To elect the following nominees as directors:

   Nominees: Roger C. Avery, Robert R. Giordano, John E. Tulley II

                        [_]                   [_]
                        FOR                 WITHHELD

  [_]
    For all nominees except as noted above

3. To ratify the appointment of independent public accountants for 2000

                    [_]              [_]              [_]
                    FOR            AGAINST          ABSTAIN

   The proxy holders are authorized to transact such other business as may properly come before the meeting or any adjournment or adjournments of the meeting.

   NOTE: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

  Signature: __________________________         Date: _________________________

  Signature: __________________________         Date: _________________________

   PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                                       2